EXHIBIT 10.4


                                 AMENDMENT NO. 5
                                       TO
                                 LOAN AGREEMENT


         THIS AMENDMENT, is made and entered into as of February ___, 1999, but effective as of April 30, 1998, among LIFE USA HOLDING, INC., as Borrower, EMPLOYERS REASSURANCE CORPORATION, as Agent and one of the Lenders, and REPUBLIC-VANGUARD LIFE INSURANCE COMPANY and WINTERTHUR LIFE RE INSURANCE COMPANY, as the other Lenders.

                              W I T N E S S E T H:

         WHEREAS, the parties hereto have entered into the Loan Agreement dated as of May 17, 1996, as amended by Amendment No. 1 dated as of December 30, 1996, Amendment No. 2 dated as of May 30, 1997, Amendment No. 3 dated as of January 30, 1998 and Amendment No. 4 dated September, 1998 (the "Agreement"), pursuant to which the Lenders have agreed to make advances to Borrower on the terms and conditions set forth therein; and

         WHEREAS, Borrower has advised the Agent and the Lenders that it has acquired 40% of the equity of Windsor Financial Group, L.L.C., a Minnesota limited liability company and a registered investment advisor (the "Windsor Investment"); and

         WHEREAS, Borrower has advised the Agent and the Lenders that it has formed a subsidiary, LTCAmerica Holding, Inc., a Minnesota corporation ("LTCA"), for the purpose of acquiring a shell insurance company through which life insurance, annuities and health insurance offering long-term care benefits will be made available to consumers, that it subsequently transferred all of the capital stock of LTCA to LifeUSA Insurance Company ("LifeUSA"); that LTCA acquired all of the capital stock of Capitol Bankers Life Insurance Company ("Capitol Bankers"); that LTCA pledged the capital stock of Capitol Bankers to Allianz Life Insurance Company of North America ("Allianz") to secure LTCA's guaranty to Allianz to support the guaranty by Allianz of payment of a $15 million line of credit facility to LTCA by Norwest Bank Minnesota, National Association (the "LTCA Line of Credit"); that the Borrower granted a security interest in certain future payments to be made to the Borrower by Allianz to secure payment of the Borrower's guaranty to Allianz to support the Allianz guaranty of the LTCA Line of Credit; that Capitol Bankers, Allianz and LifeUSA have entered into reinsurance contracts, retrocession agreements and excess loss agreements with respect to the long term care business to be produced for each of them on Capitol Bankers' policy forms; and that LTCA has entered into a service agreement and employee leasing agreement with the Borrower, and LTCA and Capitol Bankers have entered into a management agreement (the "Affiliate Agreements;" all of the arrangements herein described being referred to as the "LTCA Transactions"); and

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         WHEREAS, Borrower, the Agent and the Lenders wish to amend the
Agreement as provided in this Amendment in connection with the Windsor Investment and the LTCA Transactions,

         NOW, THEREFORE, in consideration of these premises and of the covenants, conditions and promises hereinafter set forth and for One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Intention of Amendment. The purpose of this Amendment is to permit the use of the proceeds of any Term Loan Advance to make the Windsor Investment and to make such other modifications to the Agreement as are necessary or appropriate to permit the LTCA Transactions. All terms defined in the Agreement are used herein as defined in the Agreement.

         2. Amendment of Section 1 of the Agreement. Section 1 of the Agreement is hereby amended by adding the following sentence to the definition of "Affiliate":

                  "It is understood that Capitol Bankers (to be known as LTCAmerica Insurance Company) is an affiliate of the Borrower.

Section 1 of the Agreement is further amended by adding a definition for "Windsor Investment" as follows:

                  "Windsor Investment" shall mean the acquisition of an equity interest in Windsor Financial Group, L.L.C., a Minnesota limited liability company and a registered investment advisor, on the terms described in Schedule 2 hereto."

         3. Amendment of Section 2.4 of the Agreement. Subsection 2.4 of the Agreement is hereby amended in its entirety to read as follows:


                  "2.4. Use of Proceeds. Borrower shall apply the proceeds of each Term Loan Advance (i) to fund, or reimburse Borrower for payments made after April 1, 1996 for, the cash portion of any FMO Investment or the Windsor Investment, (ii) to fund, or reimburse Borrower for payments made after April 1, 1996 for, the Capital and Surplus of LifeUSA, (iii) to make, or reimburse Borrower for payments made after April 1, 1996 for, any Capital Expenditures permitted pursuant to Section 7.10 hereof or investment permitted pursuant to Section 7.2 hereof or (iv) to fund, or reimburse Borrower for payments made for, purchases of Borrower's Common Stock pursuant to the Stock Repurchase Plan."

         4. Amendment of Section 6.3(b) of the Agreement. Clauses (ii) and (iii) of Section 6.3(b) of the Agreement are hereby amended in their entirety to read as follows:


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         "(ii) The Capital and Surplus plus AVR of LifeUSA as set forth in its respective Annual Statements shall be equal to or greater than $95,000,000, without regard to the Capital and Surplus plus AVR attributable to LTCA and its Subsidiaries.

         (iii) Borrower shall cause LifeUSA to maintain at all times, such maintenance to be evidenced as at the end of each fiscal quarter of LifeUSA, a Risk-Based Capital Ratio of at least 3.50 to 1.0, exclusive of capital attributable to LTCA and its Subsidiaries. Borrower shall cause Capitol Bankers to maintain at all times, such maintenance to be evidenced as at the end of each fiscal quarter of Capitol Bankers, a Risk-Based Capitol Ratio of least 3.50 to 1.0."

         5. Amendment to Section 6.16 of the Agreement. Section 6.16 of the Agreement is hereby amended in its entirety to read as follows:

                  "6.16 Pledge of FMO Investments and Windsor Investment. If requested by Agent at any time after the date hereof, the Borrower shall pledge to Agent for the ratable benefit of the Lenders any or all of the FMO Investments and the Windsor Investment pursuant to an amendment to the Pledge Agreement in form and substance satisfactory to Agent and its counsel."

         6. Amendment to Section 7.1 of the Agreement. Section 7.1 of the Agreement is hereby amended in its entirety to read as follows:

                  "7.1 Mergers, Etc. Neither Borrower nor any Subsidiary of Borrower shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or a division of any Person nor form a subsidiary, except for the formation of LTCA and permitted FMO Investments and the Windsor Investment pursuant to Section 7.2 hereof."

         7. Amendment of Subsection (b) of Section 7.2 of the Agreement. Subsection (b) of Section 7.2 of the Agreement is hereby amended in its entirety to read as follows:

                  "(b) Borrower shall not, and shall not permit any Subsidiary to make or commit to make, any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of any Person (including, without limitation, any such Person which would constitute a Subsidiary), or make any other investment in any Person or otherwise engage in any investment activities, except for (i) FMO Investments and the Windsor Investment by Borrower or any Subsidiary, provided that the aggregate amount of cash used by Borrower and its Subsidiaries to make such investments shall not exceed $25,000,000 outstanding at any one time, (ii) with respect to LifeUSA Insurance Company, those investments and investment activities set forth


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                  on Schedule 7.2 hereto (the "LifeUSA Investment Guidelines"), as such LifeUSA Investment Guidelines are modified from time to time by the Board of Directors of LifeUSA Insurance Company, which Investment Guidelines will be modified to specifically permit the investment in LTCA, with respect to Capitol Bankers, those investments and investment activities set forth on Schedule 7.2A hereto (the "CB Investment Guidelines"), as such CB Investment Guidelines are modified from time to time by the Board of Directors of Capitol Bankers, (iii) as permitted by subsection (a) hereof and (iv) purchases of Borrower's Common Stock pursuant to the Stock Repurchase Plan, but subject to compliance with Section 7.14 hereof."

         8. Amendment to Subsection (a) of Section 7.3 of the Agreement. Subsection (a) of Section 7.3 of the Agreement is hereby amended in its entirety to read as follows:

                  "7.3. Indebtedness. (a) Except as otherwise expressly permitted by this Section 7.3 or by any other section of this Agreement, Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness secured by Liens permitted under Section 7.9 hereof, (ii) the Term Loan, (iii) the Allianz Subordinated Debentures in an original principal amount not to exceed $30,000,000, (iv) the Convertible Subordinated Debentures in an original principal amount not to exceed $15,000,000, (v) indebtedness incurred by LTCA pursuant to a Credit Agreement dated as of December 22, 1998 between LTCA and Norwest Bank Minnesota, National Association, (vi) all deferred taxes, (vii) all unfunded pension fund and other employee benefit plan obligations and liabilities but only to the extent they are permitted to remain unfunded under applicable law and (viii) any other Indebtedness incurred by Borrower at any time after Fiscal Year 1996 in an outstanding principal amount at the time of each such incurrence not in excess of the lesser of (x) 2% of the Consolidated Net Worth of Borrower at such time and (y) $5,000,000."

         9. Amendment to Subsection (a) of Section 7.5 of the Agreement. Subsection (a) of Section 7.5 of the Agreement is hereby amended in its entirety to read as follows:

                  "7.5 Capital Structure. (a) Borrower shall not permit any Subsidiary of Borrower to issue or agree to issue any of their respective authorized but not outstanding shares of Stock (including treasury shares) to any Person other than Borrower or LifeUSA, except that LTCA is permitted to issue its shares for not less than fair value and in accordance with the provisions of applicable securities laws."

         10. Amendment to Section 7.6 of the Agreement. The following sentence is hereby added to Section 7.6 of the Agreement:


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                  "The life insurance, annuities and health insurance proposed to be produced by Capitol Bankers and by LifeUSA on Capitol Bankers policy forms are acceptable to the Lenders."

         11. Amendment of Section 7.7 of the Agreement. Section 7.7 of the Agreement is hereby amended by adding thereto a new clause (d) reading as follows:

                  "(d) The Affiliate Agreements between LTCA and the Borrower, LifeUSA or Capitol Bankers are acceptable to the Lenders."

         12. Amendment of Section 7.9 of the Agreement. Section 7.9 of the Agreement is hereby amended to add the following clause (d):

                  "(d) the security interest given to Allianz by the Borrower and the pledge given to Allianz by Capitol Bankers in connection with the LTCA Line of Credit."

         13. Amendment of Section 7.10 of the Agreement. Section 7.10 of the Agreement is hereby amended in its entirety to read as follows:

                  "Borrower shall not and shall not permit any of its Subsidiaries to make Capital Expenditures that, in the aggregate, exceed (i) for the Fiscal Year 1996, $3,000,000 plus the cost of remodeling the leasehold improvements incurred in such Fiscal Year, and (ii) for each Fiscal Year thereafter, $3,000,000, excluding the effect of SOP 98-1, "Accounting for Cost of Computer Software Developed or Obtained for Internal Use" for purposes of such calculation."

         14. Representations and Warranties. Borrower represents and warrants to Agent and Lenders as follows:

                  (a) All of the representations and warranties of Borrower contained in the Agreement or any of the Loan Documents are true and correct in all material respects on the date hereof as though made on such date, except to the extent that any such representation or warranty expressly relates to an earlier date and for changes permitted or contemplated by the Agreement, except as such representations and warranties were modified or supplemented since the date of the original Agreement. As of the date hereof, no Default or Event of Default under the Agreement as amended by this Amendment has occurred which is continuing.

                  (b) The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary or proper corporate action and do not require the consent or approval of any Person which has not been obtained.


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                  (c)      This Amendment has been duly executed and delivered
                           by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

         15. Fees and Expenses. Pursuant to Section 10.2 of the Agreement, Borrower shall pay all reasonable out-of-pocket costs and expenses of Agent in connection with the preparation of this Amendment, including the reasonable fees and expenses of its counsel.

         16. Full Force and Effect. Except as expressly set forth herein, the Agreement, as amended hereby, shall continue in full force and effect in accordance with its terms.

         17. Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         18. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles thereof regarding conflicts of laws.



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         IN WITNESS WHEREOF, the parties have executed this Agreement, each as of the date first above written.


                                LIFE USA HOLDING, INC., as Borrower



                                By: /s/ Mark A. Zesbaugh
                                    --------------------------------------------
                                        Mark A. Zesbaugh
                                        Executive Vice President and
                                        Chief Financial Officer

                                EMPLOYERS REASSURANCE CORPORATION,
                                as Agent and Lender



                                 By: /s/ James D. Maughn
                                    --------------------------------------------
                                         Its: Executive Vice President & Actuary

                                REPUBLIC-VANGUARD LIFE INSURANCE
                                COMPANY, as Lender



                                By: /s/ John Brill
                                    --------------------------------------------
                                        Its: Senior Vice President & Treasurer

                                WINTERTHUR LIFE RE INSURANCE COMPANY,
                                as Lender



                                By: /s/ John Brill
                                    --------------------------------------------
                                        Its: Senior Vice President & Treasurer